EXHIBIT 10.1

Mark A. Nesci is Executive Vice President and Chief Operating Officer of Burlington Coat Factory Warehouse Corporation (the "Company"). Mr. Nesci has an oral agreement with the Company for "at will" employment which includes the following:

  Annual Base Salary of $600,000, subject to review and adjustment by the Chairman of the Board of Directors of the Company or Board of Directors of the Company;
  Eligibility for bonus awards as determined by the Chairman of the Board of Directors of the Company, subject to review and adjustment by the Board of Directors of the Company;
  Eligibility for awards under the Company's incentive stock plans, as determined by the Board of Directors of the Company or appropriate committee thereof;
  Eligibility to participate in the Company's 401(k) profit sharing plan;
  Eligibility for medical and disability insurance and other forms of health, life and other insurance and/or benefits provided by the Company to its employees; and
  Vacation, paid sick leave and all other employee benefits provided by the Company to its employees or executive management.